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                                                                    EXHIBIT 10.1

                            FIRST AMENDMENT TO LEASE

I.       PARTIES AND DATE.

         This First Amendment to Lease (the "Amendment") dated March 25, 2004, is by and between the IRVINE COMPANY, a Delaware corporation ("Landlord"), and SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation ("Tenant"), formerly known as Neotherapeutics, Inc.

II.      RECITALS.

         On January 16, 1997, Landlord and Tenant entered into a lease ("Lease") for space in a building located at 157 Technology Drive, Irvine, California ("Premises").

         Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent, and to make such other modifications as are set froth in "III. MODIFICATIONS" next below.

III.     MODIFICATIONS.

         A. Basic lease Provisions. The Basic Lease Provisions are hereby amended as follows:

                  1. Item 5 is hereby deleted in its entirety and substituted therefore shall be the following:

                           "5. Lease Term: The Term of this Lease shall expire at midnight on June 30, 2009"

                  2.       Item 6 is hereby amended by adding the following:

                           "Commencing July 1, 2004, the Basic Rent shall be Sixteen Thousand Three Hundred Twenty Dollars ($16,320.00) per month.

                           Commencing May 1, 2005, the Basic Rent shall be Thirty Two Thousand Six Hundred Four Dollars ($32,604.00) per month, based on $.95 per rental square foot.

                           Commencing July 1, 2005, the Basic Rent shall be Thirty Four Thousand Three Hundred Twenty Dollars ($34,320.00) per month, based on $1.00 per rentable square foot.

                           Commencing July 1, 2006, the Basic Rent shall be Thirty Six Thousand Thirty-Six Dollars ($36,036.00) per month, based on $1.05 per rentable square foot.

                           Commencing July 1, 2007, the Basic Rent shall be Thirty Seven Thousand Seven Hundred Fifty-Two Dollars ($37,752.00) per month, based on $1.10 per rentable square foot.

                           Commencing July 1, 2008, the Basic Rent shall be Thirty Nine Thousand Four Hundred Sixty-Eight Dollars ($39,468.00) per month, based on $1.15 per rentable square foot.

                  3. Item 12 is hereby deleted in its entirety and substituted therefore shall be the following:

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                           "12. Address for Payments and Notices:

                                LANDLORD

                                THE IRVINE COMPANY
                                dba Office Properties
                                8105 Irvine Center Drive, Suite 300
                                Irvine, CA 92618
                                Attn: Vice President, Operations, Technology
                                      Portfolio

                                with a copy of notices to:

                                THE IRVINE COMPANY
                                dba Office Properties
                                8105 Irvine Center Drive, Suite 300
                                Irvine, CA 92618
                                Attn: Senior Vice President, Operations
                                Office Properties

                                TENANT

                                SPECTRUM PHARMACEUTICALS, INC.
                                157 Technology
                                Irvine, CA 92618"

         B. Right to Extend the Lease. The reference in Section 3.1(b) to "two
(2) successive options to extend the Term" is hereby revised to " one (1) option to extend the Term of this Lease for a single period of sixty (60) months."

         C. Operating Expenses. Effective as of July 1, 2004, the last two (2) sentences of the initial paragraph of Section 4.2(c), dealing with "Controllable" Building Costs, are hereby deleted in their entirety and shall have no further force or effect.

         D. Utilities and Services. The following provisions are hereby added to the end of Section 6.1 of the Lease entitled "Utilities and Services";

                  "Tenant shall also pay to Landlord as an item of additional rent, so as long as the appropriate Energy Monitoring Systems are in place, within ten (10) days after receipt of Landlord's statement or invoice therefor, a reasonable charge, estimated between $5.00 and $10.00 per hour pending the size of the HVAC units (which shall be in addition to the electricity charge paid to the utility provider) for Tenant's "after hours" usage of each HVAC unit servicing the second floor of the Premises excluding any charges related to the use and operation of the server room's 24-Hour HVAC unit. If the HVAC unit(s) serve only the Premises, "after hours" shall mean more than three hundred (300) hours of usage during any month during the Term. "After hours" usage shall be determined based upon the operation of the applicable HVAC unit during each of the foregoing periods on a "non-cumulative" basis (that is, without regard to Tenant's usage or nonusage of other unit(s) serving the Premises, or of the applicable unit during other periods of the Term). Tenant acknowledges that the costs incurred and evidenced by landlord related to providing utilities above and beyond what is currently being provided to the Building, including, without limitation, telephone lines, may be charged to Tenant."


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         E. Rights of Parties. The reference in the second (2nd) paragraph of
Section 9.1(b) to "thirty (30) days" is hereby revised to "fifteen (15) business days".

         F. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an "as-is" basis without further obligation on landlord's part as to improvements whatsoever, except that Landlord shall shampoo all carpet, wax all VCT and linoleum, wash interior perimeter windows, and shall detail clean the interior of the building, to include vacuuming, dusting, cleaning of restrooms, wiping air vents and washing glass partitions, and except as otherwise required by the terms of the Lease.

IV.     GENERAL.

         A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

         B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

         C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

         D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

         E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

         F. Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment. However, Tenant shall not be responsible for any Landlord related attorneys' fees in connection with the negotiation and execution of this First Amendment to Lease.

V.      EXECUTION.

        Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE," above.

LANDLORD:                                   TENANT:

THE IRVINE COMPANY,                         SPECTRUM PHARMACEUTICALS, INC.
a Delaware Corporation                      a Delaware corporation

By  /s/ DONALD S. MCNUTT                    By  /s/ RAJESH C. SHROTRIYA
    ------------------------------              --------------------------------
    Donald S. McNutt, Senior Vice               Name: Rajesh C. Shrotriya
    President Leasing, Office                   Title: CEO
    Properties


By  /s/ STEVEN E. CLATON                    By  /s/ SHYAM KUMARIA
    ------------------------------              --------------------------------
    Steven E. Claton, Vice President            Name: Shyam Kumaria
    Operations, Office Properties               Title: VP - Finance


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